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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 9, 2001
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                           Kana Communications, Inc.
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           (Exact name of registrant as specified in its charter)

        Delaware                             000-26287          77-0435679
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(State or other jurisdiction                (Commission       (IRS Employer
      of incorporation)                     File Number)     Identification No.)

         740 Bay Road, Redwood City, California                         94063
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          (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code  (650) 298-9282
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         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

       On April 9, 2001 Kana Communications, Inc. ("Kana"), Arrow Acquisition Corp., a wholly owned subsidiary of Kana, and Broadbase Software, Inc. ("Broadbase") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Broadbase is expected to merge with and into Arrow Acquisition Corp. and become a wholly-owned subsidiary of Kana (the "Merger"). In connection with the Merger, the annual meeting of Kana's stockholders will be scheduled to coincide with the special meeting to be held to approve matters related to the Merger.

       In connection with the Merger, each outstanding share of Broadbase common stock will be converted into the right to acquire 1.05 shares of Kana common stock and all outstanding options and warrants of Broadbase will be assumed by Kana and will become options and warrants to purchase Kana common stock in accordance with the exchange ratio. Following the Merger, the current stockholders of Kana and Broadbase will respectively own approximately 52% and 48% of the outstanding common stock of Kana (based on shares outstanding on April 9, 2001). The Merger is intended to constitute a reorganization for federal income tax purposes and to be accounted for as a purchase transaction. Prior to the closing of the Merger, the shares to be issued by Kana are expected to be registered under the Securities Act of 1933, as amended, and qualified for listing on the Nasdaq National Market.

       If the Merger is consummated, Chuck Bay, the Chief Executive Officer of Broadbase, will become the President and Chief Executive Officer of Kana and James Wood, the Chief Executive Officer of Kana will become the Chairman of the Board of Directors of Kana. The Board of Directors of Kana is expected to consist of two directors appointed by Broadbase, two directors appointed by Kana, and one independent director. At the closing of the Merger, Kana is expected to change its name to "Kana Software, Inc."

       Consummation of the Merger is subject to various conditions, including, among other things, receipt of the necessary approvals of the stockholders of Kana's and Broadbase's stockholders and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Kana and Broadbase also expect to complete substantial head count reductions that have been approved by their respective Boards of Directors.

       In connection with the execution of the Merger Agreement, Kana and Broadbase entered into a Revolving Loan Agreement (the "Loan Agreement"), pursuant to which Broadbase agreed to extend Kana up to $20 million in loans. Broadbase's loan commitment will terminate automatically if the Merger Agreement is terminated. Beginning 90 days after the first drawdown by Kana, Broadbase may convert amounts outstanding under the Loan Agreement into shares of Kana's common stock at a price of $1.10 per share, provided however that Broadbase may not acquire an amount in excess of an aggregate of 19.9% of Kana's common shares, less any shares issued upon exercise of the Kana Stock Option Agreement (as defined and described below).

       In connection with the execution of the Merger Agreement, (i) Kana entered into a Stock Option Agreement with Broadbase, (the "Kana Stock Option Agreement"), pursuant to which Broadbase was granted an option to purchase up to 19.9% of Kana's shares (less any shares issued pursuant to the conversion of the loan described above) at a price of $0.875 per share (the "Kana Cross Option") and (ii) Broadbase entered into a Stock Option Agreement with Kana, pursuant to which Kana was granted an option to purchase up to 19.9% of Broadbase's shares at a price of $0.7188 per share (together with the Kana Cross Option, the "Cross Options" and individually a "Cross Option"). Each Cross Option is exercisable by the recipient only upon occurrence of certain events associated with the acquisition or potential acquisition of the grantor by a third party. The Cross Options will terminate upon the termination of the Merger Agreement for reasons unrelated to the acquisition or potential acquisition of either party. The proceeds received by either option holder on the sale of the option shares cannot exceed any termination fee payable in connection with the termination of the Merger Agreement.

       Kana and Broadbase also entered into a Distribution and License Agreement pursuant to which each granted to the other a worldwide, non-transferable, non-exclusive, royalty bearing license to all of their respective intellectual property. The license is for an initial term of five years but will automatically renew for additional one year terms unless the other party shall provide prior notice of termination. In connection with the license, each party has agreed to place the source code for its licensed intellectual property in escrow, to be released upon the occurrence of certain events, including bankruptcy or a failure to comply with its obligations to provide required product support. The change of control of either party without the consent of the other party shall entitle the other party to immediately terminate the license.

       In connection with the execution of the Merger Agreement, directors and executive officers of Kana holding an aggregate of approximately 19,408,502 shares of Kana common stock and options to acquire shares of Kana common stock, representing approximately 20.57% of Kana's 94,345,305 shares outstanding as of February 28, 2001 (including shares subject to options exercisable within 60 days that are covered by the voting agreements), have entered into voting agreements and irrevocable proxies pursuant to which they have agreed to vote their Kana shares to approve the Merger and related matters.
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Certain Information Concerning Participants

       Kana has solicited irrevocable proxies from certain Kana stockholders and their respective affiliates in favor of the adoption and approval of the Merger Agreement and approval of the Merger and related matters, including: James C. Wood (Chief Executive Officer and Chairman of the Board of Directors), David Fowler (President), Nigel Donovan (Chief Operating Officer), Art Rodriguez (Interim Chief Financial Officer), Toya Rico (Chief Personnel Officer), David Beirne (Director), Robert Frick (Director), Eric Hahn (Director), Charles Holloway, Ph.D. (Director) and Steven Jurvetson (Director). Certain information concerning the participants in the solicitation is set forth below. Additional information will be set forth in the Registration Statement and the Proxy Statement/Prospectus that are expected to be filed with the Securities and Exchange Commission in connection with the Merger.

       Mr. Wood beneficially owns 2,473,376 shares of Kana common stock, including 29,496 shares issuable upon exercise of options, all of which are exercisable within 60 days. Mr. Fowler beneficially owns 185,773 shares of Kana common stock, including 173,307 shares issuable upon exercise of options, all of which are exercisable within 60 days. Mr. Donovan beneficially owns 592,612 shares of Kana common stock, including 549,452 shares issuable upon exercise of options, all of which are exercisable within 60 days. Mr. Rodriguez beneficially owns 57,291 shares of Kana common stock, including 57,291 shares issuable upon exercise of options, all of which are exercisable within 60 days. Ms. Rico beneficially owns 107,192 shares of Kana common stock, including 107,183 shares issuable upon exercise of options, all of which are exercisable within 60 days. Mr. Beirne beneficially owns 7,117,190 shares of Kana common stock, including 10,000 shares issuable upon exercise of options, all of which are exercisable within 60 days. Mr. Frick beneficially owns 157,034 shares of Kana common stock, including 10,000 shares issuable upon exercise of options, all of which are exercisable within 60 days. Mr. Hahn beneficially owns 397,705 shares of Kana common stock, including 10,000 shares issuable upon exercise of options, all of which are exercisable within 60 days. Mr. Holloway beneficially owns 104,998 shares of Kana common stock, including 20,000 shares issuable upon exercise of options, all of which are exercisable within 60 days. Mr. Jurvetson beneficially owns 8,215,331 shares of Kana common stock, including 10,000 shares issuable upon exercise of options, all of which are exercisable within 60 days. Under the terms of applicable option documents, certain of the options listed above which are not presently exercisable and vested will become immediately exercisable and vested upon the completion of the Merger.

       Mr. Beirne, a member of our board of directors, is a Managing Member of Benchmark Capital Co., L.L.C. ("Benchmark"). In addition to holdings of Kana common stock, entities affiliated with Benchmark own approximately 3,889,484 shares of Broadbase common stock. Benchmark's holdings were disclosed to the Board of Directors of Kana in connection with its consideration of the Merger. Kana's Board of Directors, including Mr. Beirne, voted unanimously in favor of the Merger Agreement, the Merger and related matters.

Forward Looking Statements

       This document includes forward-looking statements, including those that describe the anticipated results of combining the product lines and businesses of Kana and Broadbase. Those statements are subject to significant risks and uncertainties and actual results could differ materially from those indicated in the forward-looking statements. The expected benefits of the proposed combination may not be realized for a number of reasons including the following. The Merger may not be approved by the stockholders of Kana and Broadbase and the other conditions of closing may not be satisfied. The announcement of the Merger may disrupt the companies' normal sales cycles because their sales forces may be distracted by the pending business combination or because customers may delay new orders until the Merger is closed and the sales forces and product lines are combined. The combined product lines may not be as broad as those of some of the competitors of Kana and Broadbase, and the Merger could cause Kana and Broadbase's business partners and potential competitors to acquire other product lines that would compete directly with the
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combined company. Moreover, Kana and Broadbase may not be able to rapidly integrate the operations or retain the key employees. In addition, the combined company may not achieve the increase in revenues that it expects or the optimal mix between license and service revenues that it targets to achieve its profitability goals.

Additional Information and Where to Find It

       Kana Communications plans to file a Registration Statement on Form S-4 with the SEC in connection with the Merger, and Broadbase Software expects to mail a Proxy Statement/Prospectus to stockholders of Broadbase Software containing information about the Merger. Investors and security holders of Broadbase Software are urged to read the Registration Statement and Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/ Prospectus will contain important information about Kana Communications, Broadbase Software, the Merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the Web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also obtained from Broadbase Software by directing a request through the Investor Relations portion of Broadbase Software's site Investor Relations Department, 500 Broadway, Redwood City, CA 94063.

       Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from (i) Kana by directing a request by mail or telephone to Kana Communications, 700 Bay Road, Redwood City, CA 94063, attention: Daphne Alden, telephone (415) 602-0058 and (ii) Broadbase by directing a request by mail or telephone to Broadbase Software, 181 Constitution Drive, Menlo Park, CA 94025, attention: Lorraine Daignault, telephone (508) 353-3357. In addition to the Registration Statement and the Proxy Statement/Prospectus, Kana Communications and Broadbase Software file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Kana Communications and Broadbase Software at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Kana Communications' and Broadbase Software's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         KANA COMMUNICATIONS, INC.


Date:  April 12, 2001                    By:     /s/ James C. Wood
                                             --------------------------------

                                         Name:   James C. Wood
                                         Title:  Chief Executive Officer and
                                                 Chairman of the Board